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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C. (20549)

                                 ______________


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 30, 2005

                                 ______________

                           ILINC COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                                               76-0545043
(STATE OR OTHER JURISDICTION                                  (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

                                     1-13725
                            (COMMISSION FILE NUMBER)

2999 NORTH 44TH STREET, SUITE 650, PHOENIX, ARIZONA                  85018
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)

                                 (602) 952-1200
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 ______________



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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On September 30, 2005, the Company executed definitive agreements with nine investors to issue 70,000 unregistered shares of its Series B Preferred Stock, par value $0.001 (the "Preferred Stock") and warrants to purchase 700,000 shares of its common stock (the "Warrants") in a private transaction that was exempt from registration under Section 4(2) of the Securities Act of 1933. Of the total Preferred Stock issued, 15,000 shares of Preferred Stock with Warrants were issued to four individuals in exchange for their cash investment of $150,000; 15,000 shares of Preferred Stock with Warrants were issued to two vendors in exchange for an offset of their accounts payable balance in the amount of $150,000; and 40,000 shares of Preferred Stock with Warrants (previously disclosed on Form 8-K dated September 2, 2005) were issued to three institutional investors in exchange for the offset of accrued liabilities in the amount of $400,000 that arose from the Quisic acquisition. The Preferred Stock bears an 8% dividend, was sold using a deemed $10.00 per share issue price, and is convertible into 2,800,000 shares of the Company's common stock using a conversion price of $0.25 per share. The Warrants that are exercisable at an exercise price equal to $0.50 per share expire on the third anniversary of the issue date.






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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       iLINC COMMUNICATIONS, INC.


                                       By: /s/ James M. Powers, Jr.
                                           -------------------------------------
                                       President and Chief Executive Officer
Date:  October 6, 2005